KRATON PERFORMANCE POLYMERS, INC. FOURTH QUARTER 2011 EARNINGS CONFERENCE CALL March 1, 2012

Forward-Looking Statement Disclaimer

This presentation may include forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as "outlook", "believes," "estimates," "expects," "projects," "may," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions, including statements regarding our general "outlook"; our ability to obtain raw materials at competitive prices; costs, timing and plans related to our planned joint venture with Formosa Petrochemical Corporation and the related facility; anticipated capital expenditures; anticipated sales volumes or levels of demand for our products; anticipated rates of growth, including sales growth and growth in product offerings through innovation; anticipated raw material price movements and related expectations regarding customer activities. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause our actual results or industry results to differ materially from historical results or those expressed in forward-looking statements. These risks and uncertainties are more fully described in "Part I. Item 1A. Risk Factors" contained in our Annual Report on 10-K, as filed with the Securities and Exchange Commission and as subsequently updated in our Quarterly Reports on Form 10-Q, and include the following risk factors: conditions in the global economy and capital markets; our reliance on LyondellBasell Industries for the provision of significant operating and other services; the failure of our raw materials suppliers to perform their obligations under long-term supply agreements, or our inability to replace or renew these agreements when they expire; limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business; competition in our end-use markets, from other producers of SBCs and from producers of products that can be substituted for our products; our ability to produce and commercialize technological innovations; our ability to protect our intellectual property, on which our business is substantially dependent; the possibility that our products infringe on the intellectual property rights of others; seasonality in our business, particularly for Paving and Roofing end uses; financial and operating constraints related to our potentially substantial level of indebtedness; the inherently hazardous nature of chemical manufacturing; product liability claims and other lawsuits arising from environmental damage, personal injuries or other damage associated with chemical manufacturing or our products; political and economic risks in the various countries in which we operate; health, safety and environmental laws, including laws that govern our employees' exposure to chemicals deemed harmful to humans; regulation of our customers, which could affect the demand for our products or result in increased compliance costs; customs, international trade, export control, antitrust, zoning and occupancy and labor and employment laws that could require us to modify our current business practices and incur increased costs; fluctuations in currency exchange rates; our relationship with our employees; loss of key personnel or our inability to attract and retain new qualified personnel; the fact that we typically do not enter into long-term contracts with our customers; a decrease in the fair value of our pension assets, which could require us to materially increase future funding of the pension plan; our planned joint venture in Asia is subject to risks and uncertainties; Delaware law and some provisions of our organizational documents make a takeover of our company more difficult; our policy of not paying dividends; our status as a holding company dependent on dividends from our subsidiaries and other risks, factors and uncertainties described in this press release and our other reports and documents; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in Kraton's periodic filings with the Securities and Exchange Commission.

KRATON Fourth Quarter and Full Year 2011 Earnings Call 2

KRATON Fourth Quarter and Full Year 2011 Earnings Call GAAP Disclaimer This presentation includes the use of both GAAP (generally accepted accounting principles) and non - GAAP financial measures. The non - GAAP financial measures are EBITDA and Adjusted EBITDA. In each case the most directly comparable GAAP financial measure is net income. A table included in this earnings release reconciles these non - GAAP financial measures with the most directly comparable GAAP financial measure. We consider EBITDA and Adjusted EBITDA important supplemental measures of our performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance and companies in our industry. Further, management uses these measures to evaluate operating performance; our executive compensation plan bases incentive compensation payments on our EBITDA performance; and our long - term debt agreements use EBITDA (with additional adjustments) to measure our compliance with certain financial covenants such as leverage and interest coverage. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. Some of these limitations include: EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; EBITDA does not reflect changes in, or cash requirements for, our working capital needs; EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; although depreciation and amortization are non - cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, we prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items we do not consider indicative of our ongoing performance, and you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non - recurring items. Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. 3

KRATON Fourth Quarter and Full Year 2011 Earnings Call Update on 2011 Business Priorities Capital Investment ▪ Invested $64 million in capital projects ▪ Progress on Asian HSBC plant: ▪ Drafting of definitive documentation ▪ Detailed e ngineering assessment ongoing ▪ Announced plans for semi - works plant Earnings Growth ▪ S ales volume of 62 kT in Q4 and 303 kT for the year ▪ Sale revenue up 6% and 17% compared to Q4 and full - year 2010, respectively ▪ Q4 net loss of $21 million, $(0.66) per share ▪ 2011 net income of $91 million, $2.81 per share ▪ 2011 Adjusted EBITDA (1) of $194 million Innovation - led Top - line Growth ▪ Year end vitality index at 14% ▪ 2011 innovation revenue up 29% year - on - year ▪ 2011 innovation volume up 13% year - on - year 4 (1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non - cash compensation expenses and loss on the extinguishment of debt.

KRATON Fourth Quarter and Full Year 2011 Earnings Call Advanced Materials End Use Review AM 5 28% 2011 Sales Revenue Profile Change in Sales Revenue End Use Sales Revenue US $ in millions - 8% - 18% Q4’11 vs. Q4’10 Q4’11 vs. Q3’11 $90 $102 $83 Q4'10 Q3'11 Q4'11 $366 $403 2010 2011

KRATON Fourth Quarter and Full Year 2011 Earnings Call Adhesives, Sealants and Coatings End Use Review ASC 6 2011 Sales Revenue Profile Change in Sales Revenue End Use Sales Revenue 35% 12% - 20% $101 $142 $113 Q4'10 Q3'11 Q4'11 US $ in millions Q4’11 vs. Q4’10 Q4’11 vs. Q3’11 $421 $500 2010 2011

KRATON Fourth Quarter and Full Year 2011 Earnings Call Paving and Roofing End Use Review P&R 7 30% 2011 Sales Revenue Profile Change in Sales Revenue End Use Sales Revenue 23% - 40% US $ in millions Q4’11 vs. Q4’10 Q4’11 vs. Q3’11 $63 $130 $78 Q4'10 Q3'11 Q4'11 $341 $429 2010 2011

KRATON Fourth Quarter and Full Year 2011 Earnings Call Cariflex TM End Use Review US $ in millions 8 7% 2011 Sales Revenue Profile Sales Revenue End Use Sales Revenue $99 $92 $84 $57 2011 2010 2009 2008 $30 $28 $26 Q4'10 Q3'11 Q4'11 US $ in millions (1) (1) T he decrease in sales revenue in the fourth quarter 2011 compared to the fourth quarter 2010 is due to a significant purchase of Cariflex isoprene rubber in the fourth quarter 2010 by an existing customer that elected to increase its stock position as we were transitioning our isoprene rubber manufacturing capacity from Pernis , the Netherlands, to Belpre, Ohio.

KRATON Fourth Quarter and Full Year 2011 Earnings Call Innovation - led Top Line Growth ▪ 2011 Vitality Index 14% ▪ 2011 innovation revenue up 29% vs. 2010 ▪ 2011 innovation volume up 13% vs. 2010 ▪ Key innovations showing strong 2011 revenue growth: ▪ PCR replacement up 80% ▪ Roofing innovations up 72% ▪ PVC replacement up 53% ▪ Reactive SBS for printing plates up 33% ▪ Adhesive innovations up 22% 9 $114 $141 $158 $114 $159 $205 11% 13% 14% 12% 13% 14% 0% 2% 4% 6% 8% 10% 12% 14% 16% 0 50 100 150 200 250 2006 2007 2008 2009 2010 2011 Revenue Vitality Index US $ in millions

KRATON Fourth Quarter and Full Year 2011 Earnings Call $288 $402 $304 0 200 400 600 800 1000 Q4'10 Q3'11 Q4'11 67 78 62 40 60 80 100 120 140 Q4'10 Q3'11 Q4'11 Sales Volume (Kilotons) Q4 2011 Sales Volume and Sales Revenue Sales Revenue (US $ in Millions) 10

KRATON Fourth Quarter and Full Year 2011 Earnings Call $288 $304 $(25) $37 $4 Q4 2010 Volume Price FX/Other Q4 2011 $402 $304 $(85) $(12) $(1) Q3 2011 Volume Price FX/Other Q4 2011 Q4 2011 Sales Revenue Walk Q4 2011 vs. Q3 2011 Q4 2011 vs. Q4 2010 US $ in millions 11

KRATON Fourth Quarter and Full Year 2011 Earnings Call Q4 2011 Gross Profit and Adjusted EBITDA Gross Profit and Gross Margin (US $ in Millions) $59 $101 $19 20.6% 25.2% 6.4% 0 20 40 60 80 100 120 Q4'10 Q3'11 Q4'11 Adjusted EBITDA and Margin (1) (US $ in Millions) $34 $71 $(7) 11.9% 17.7% (2.3)% -20 -10 0 10 20 30 40 50 60 70 80 Q4'10 Q3'11 Q4'11 12 Gross profit in the fourth quarter 2011 includes the impact of a $36.6 million charge a ssociated with the difference between inventory valuation on a FIFO basis and inventory v aluation on an estimated current replacement cost (ECRC) basis. Gross profit in the third q uarter 2011 includes a $32.1 million benefit associated with the difference between FIFO and ECRC. Gross profit in the fourth quarter 2010 includes the impact of a $8.1 million charge associated with the difference between FIFO and ECRC. (1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non - cash compensation expenses and loss on the extinguishment of debt. Margins are indicated amounts of gross profit or Adjusted EBITDA relative to sales revenues.

KRATON Fourth Quarter and Full Year 2011 Earnings Call $34 $(7) $(10) $37 $(39) $(29) $(2) $2 Q4 2010 Volume/Mix Price COGS ECRC vs. FIFO R&D/SG&A FX/Other Q4 2011 Q4 2011 Adjusted EBITDA Walk Q4 2011 vs. Q3 2011 US $ in millions Q4 2011 vs. Q4 2010 13 $71 $(7) $(23) $(12) $22 $(69) $3 $1 Q3 2011 Volume/Mix Price COGS ECRC vs. FIFO R&D/SG&A FX/Other Q4 2011 (1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non - cash compensation expenses and loss on the extinguishment of debt.

KRATON Fourth Quarter and Full Year 2011 Earnings Call $1,228 $1,437 2010 2011 307 303 2010 2011 Sales Volume (Kilotons) 2011 Sales Volume and Sales Revenue Sales Revenue (US $ in Millions) 14 Sales Revenue Walk $1,228 $1,437 $(15) $178 $42 $ 4 2010 Volume/Mix Price FX Other 2011 US $ in millions

KRATON Fourth Quarter and Full Year 2011 Earnings Call $195 $194 15.9% 13.5% 0 10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 160 170 180 190 200 210 220 230 240 250 260 270 280 290 300 2010 2011 2011 Gross Profit and Adjusted EBITDA Gross Profit and Gross Margin (1) (US $ in Millions) Adjusted EBITDA and Margin (1) (US $ in Millions) 15 $195 $194 $(3) $178 $(216) $54 $(14) $ - 2010 Volume/Mix Price COGS ECRC vs. FIFO R&D/SG&A FX/Other 2011 $300 $316 24.5% 22.0% 280 290 300 310 320 330 340 2010 2011 US $ in millions (1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non - cash compensation expenses and loss on the extinguishment of debt. Margins are indicated amounts of gross profit or Adjusted EBITDA relative to sales revenues. 2011 vs. 2010 Adjusted EBITDA (1) Walk

KRATON Fourth Quarter and Full Year 2011 Earnings Call 2011 Financial Overview 16 Fourth Quarter Full Year 2011 2010 2011 2010 Sales Volume (Kilotons) 62 67 303 307 Sales Revenues $ 304,230 $ 288,165 $ 1,437,479 $ 1,228,425 Cost of Goods Sold 284,744 228,793 1,121,293 927,932 Gross Profit 19,486 59,372 316,186 300,493 Operating expenses Research and Development 7,725 5,947 27,996 23,628 Selling, General and Administrative 20,685 23,652 101,606 92,305 Depreciation and Amortization 15,816 13,178 62,735 49,220 Loss on Extinguishment of Debt - - 2,985 - Earnings of Unconsolidated Joint Venture 673 170 529 487 Interest Expense, net 6,500 5,506 29,884 23,969 Income (Loss) Before Income Taxes (30,567) 11,259 91,509 111,858 Income Tax Expense (Benefit) (9,545) 960 584 15,133 Net Income (Loss) $ (21,022) $ 10,299 $ 90,925 $ 96,725 Earnings (Loss) per Common Share - Diluted $ (0.66) $ 0.32 $ 2.81 $ 3.07 Adjusted EBITDA (1) $ (6,953) $ 34,312 $ 194,327 $ 194,906 US $ in Thousands except per share data (1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non - cash compensation expenses and loss on the extinguishment of debt.

KRATON Fourth Quarter and Full Year 2011 Earnings Call Monomer Volatility ($36.6) $5.2 $11.9 $22.3 ($2.3) ($34.3) ($9.3) $12.8 $13.3 $7.3 $14.7 ($1.7) ($8.1) $21.0 $49.8 $32.1 $568 $537 $805 $976 $918 $632 $707 $781 $849 $863 $1,046 $1,005 $810 $712 $894 $907 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 $636 $664 $1,054 $932 $190 $501 $865 $998 $949 $1,034 $1,024 $885 $1,068 $1,318 $1,308 $315 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Quarterly Difference Between Inventory Valuation at FIFO and at ECRC Gross Profit per Ton at Estimated Current Replacement Cost Gross Profit per Ton at FIFO 17 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 1 1 Q4 11

KRATON Fourth Quarter and Full Year 2011 Earnings Call US $ in millions 49.7% 47.0% 40.0% 39.1% 42.2% 37.2% 37.9% 37.0% 35% 40% 45% 50% 55% 60% $250 $270 $290 $310 $330 $350 $370 $390 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Q4'11 Net Debt to Cap Net Debt Net Debt (1) and Net Debt to Capitalization ▪ Cash at year end of $89 million. ▪ Net Debt - to - Capitalization ratio of 37.0% at 12/31/11. ▪ Net Debt to Adjusted EBITDA was 1.56x at 12/31/11. (1) Net debt is equal to total debt, less c ash and cash equivalents. Balance Sheet 18

KRATON Fourth Quarter and Full Year 2011 Earnings Call Selected 2012 P&L Estimates (1) (1) Management's estimates. These estimates are forward - looking statements and speak only as of March 1, 2012. Management assumes no obligation to update these estimates in light of new information or future events. 19 Interest expense ~ $24 million Research & development ~ $32 million SG&A ~ $96 million Depreciation and amortization ~ $65 million Book tax rate ~ 10%

KRATON PERFORMANCE POLYMERS, INC. FOURTH QUARTER 2011 EARNINGS CONFERENCE CALL March 1, 2012

APPENDIX March 1, 2012

Q4 2011 Financial Overview

Kraton

US $ in Thousands except per share data

	Three months Ended 12/31/2011	Three months Ended 9/30/2011	Three months Ended 12/31/2010
Sales Volume (Kilotons)	62	78	67
Sales Revenues	$ 304,230	$ 401,993	$ 288,165
Cost of Goods Sold	284,744	300,539	228,793
Gross Profit	19,486	101,454	59,372
Operating expenses			
Research and Development	7,725	6,703	5,947
Selling, General and Administrative	20,685	25,838	23,652
Depreciation and Amortization	15,816	16,689	13,178
Earnings of Unconsolidated Joint Venture	673	595	170
Interest Expense, net	6,500	6,288	5,506
Income (loss) Before Income Taxes	(30,567)	46,531	11,259
Income Tax Expense (Benefit)	(9,545)	3,438	960
Net Income (Loss)	$ (21,022)	$ 43,093	$ 10,299
Earnings (Loss) per Common Share - Diluted	$ (0.66)	$ 1.33	$ 0.32
Adjusted EBITDA [(1)]	$ (6,953)	$ 71,063	$ 34,312

(1) Adjusted EBITDA is EBITDA excluding restructuring and related charges, non-cash compensation expenses and loss on the extinguishment of debt.

KRATON Fourth Quarter and Full Year 2011 Earnings Call 22

Reconciliation of Net Income to EBITDA and Adjusted EBITDA(1)

US $ in Thousands

Kraton

	Twelve months Ended 12/31/2011		Twelve months Ended 12/31/2010	
Net Income	$	90,925	$	96,725
Add(deduct):				
Interest expense, net		29,884		23,969
Income tax expense		584		15,133
Depreciation and amortization expenses		62,735		49,220
EBITDA (1)	$	184,128	$	185,047
EBITDA (1)	$	184,128	$	185,047
Add(deduct):				
Restructuring and related charges (2)		1,755		6,387
Non-cash compensation expense		5,459		3,472
Loss on extinguishment of debt		2,985		-
Adjusted EBITDA (3)	$	194,327	$	194,906

(1) The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Since not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(2) The restructuring and related charges were recorded as Selling, General and Administrative expenses.

(3) Adjusted EBITDA is EBITDA excluding restructuring and related charges and non-cash compensation expenses and the loss on extinguishment of debt.

KRATON Fourth Quarter and Full Year 2011 Earnings Call 23

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA(1)

US $ in Thousands

Kraton

	Three months Ended 12/31/2011	Three months Ended 9/30/2011	Three months Ended 12/31/2010
Net Income (Loss)	$ (21,022)	$ 43,093	$ 10,299
Add(deduct):			
Interest expense, net	6,500	6,288	5,506
Income tax expense (benefit)	(9,545)	3,438	960
Depreciation and amortization expenses	15,816	16,689	13,178
EBITDA (1)	$ (8,251)	$ 69,508	$ 29,943
EBITDA (1)	$ (8,251)	$ 69,508	$ 29,943
Add(deduct):			
Restructuring and related charges (2)	35	308	3,733
Non-cash compensation expense	1,263	1,247	636
Adjusted EBITDA (3)	$ (6,953)	$ 71,063	$ 34,312

(1) The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Since not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(2) The restructuring and related charges were recorded as Selling, General and Administrative expenses.

(3) Adjusted EBITDA is EBITDA excluding restructuring and related charges and non-cash compensation expenses.

KRATON Fourth Quarter and Full Year 2011 Earnings Call 24

End Use Realignment - Revenue

Kraton

($ Millions)

PRIOR	Q1'09	Q2'09	Q3'09	Q4'09	2009	Q1'10	Q2'10	Q3'10	Q4'10	2010	Q1'11	Q2'11	Q3'11	Q4'11	2011
Advanced Materials	56.0	68.3	82.3	75.3	281.8	92.4	98.0	92.2	91.8	374.5	111.3	108.5	103.3	85.1	408.2
Adhesives, Sealants & Coatings	59.8	72.4	83.1	82.3	297.5	92.3	104.4	108.1	93.1	398.0	110.1	121.9	112.5	100.8	445.2
Paving & Roofing	33.1	70.2	91.0	48.6	242.9	61.6	107.5	111.1	63.6	343.8	94.2	127.8	130.4	77.7	430.1
Emerging Businesses	9.6	14.1	12.8	24.2	60.8	13.7	18.9	19.4	27.4	79.4	20.0	20.2	26.1	22.9	89.1
Other	19.4	8.8	1.2	8.0	37.4	12.7	3.2	4.6	12.2	32.8	9.3	8.0	29.8	17.8	64.8
Total	177.9	233.7	270.5	238.3	920.4	272.7	332.1	335.4	288.2	1,228.4	344.8	386.4	402.0	304.2	1,437.5

REALIGNED	Q1'09	Q2'09	Q3'09	Q4'09	2009	Q1'10	Q2'10	Q3'10	Q4'10	2010	Q1'11	Q2'11	Q3'11	Q4'11	2011
Advanced Materials	51.9	62.7	78.6	71.9	265.2	89.4	95.7	90.8	90.3	366.2	109.8	107.1	102.3	83.4	402.6
Adhesives, Sealants & Coatings	77.0	77.8	81.5	84.8	321.2	102.8	104.9	112.4	101.0	421.1	118.2	127.0	141.8	112.8	499.7
Paving & Roofing	33.1	70.2	91.0	48.6	242.9	61.6	106.7	109.8	63.2	341.3	93.3	127.8	130.3	77.8	429.3
Cariflex™	14.6	21.9	18.0	29.5	84.1	17.6	22.4	21.5	30.3	91.9	22.8	23.3	27.6	25.6	99.3
Other	1.2	1.2	1.3	3.4	7.0	1.3	2.4	0.9	3.5	8.0	0.8	1.2	0.1	4.6	6.7
Total	177.9	233.7	270.5	238.3	920.4	272.7	332.1	335.4	288.2	1,228.4	344.8	386.4	402.0	304.2	1,437.5

Note: Certain amounts in the table may not sum due to the rounding of individual components.

KRATON Fourth Quarter and Full Year 2011 Earnings Call 25

KRATON PERFORMANCE POLYMERS, INC. FOURTH QUARTER 2011 EARNINGS CONFERENCE CALL March 1, 2012